UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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Form 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
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CARETRUST REIT, INC.
(Exact name of registrant as specified in its charter)
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Maryland	46-3999490
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300 San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not Applicable.
Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by CareTrust REIT, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the Company’s registration of its common stock, par value $0.01 per share (“Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of its Common Stock from the Nasdaq Global Select Market to the New York Stock Exchange (the “NYSE”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The Company hereby incorporates by reference herein the description of its Common Stock to be registered hereunder set forth in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Commission on February 20, 2020.

Item 2.    Exhibits.

Pursuant to the Instructions as to Exhibits for this Registration Statement on Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: May 11, 2022
CARETRUST REIT, INC.

By:/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer